                SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549




                            FORM 8-K

                        CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                        December 15, 2000


            Honda Auto Receivables 1999-1 Owner Trust
                        (Exact name of registrant
                        specified in its charter)


California              333-30037               33-0526079
(State or other         (Commission             (IRS Employer
 jurisdiction of        File Number)            Identification No.)
incorporation)


American Honda Receivables Corp.
700 Van Ness Avenue
Torrance, CA                                    90501
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (310) 781-6131

Item 5. Other Events


     On December 15, 2000, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of January 1, 1999 (the "Agreement"), between American Honda Receivable Corp., as
Transferor, American Honda Finance Corporation, as Servicer, Honda Auto Receivables 1999-1 Owner Trust, The Bank of New York as Owner
Trustee (the "Owner Trustee") and Bankers Trust Company, as Indenture
Trustee (the "Indenture Trustee"), were distributed to holders ("Noteholders") of notes representing undivided fractional interests in Honda Auto
Receivables 1999-1 Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Trustee for the benefit of the Noteholders and, as such, was distributed by the Trustee to the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.



Item 7 (c).   Exhibits  20

SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Honda Auto Receivables 1999-1 Owner Trust
By:   American Honda Finance Corporation, as Servicer

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance